Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Massey Energy Company Stock Plan for Non-Employee Directors of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of Massey Energy Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia

August 25, 2004